Exhibit 10.1

AMENDMENT NO. 1 TO

SHAREHOLDER AGREEMENT

This AMENDMENT NO. 1 TO SHAREHOLDER AGREEMENT (this “Amendment”) is made as of February 5, 2003, by and among ONEOK, INC., an Oklahoma corporation (the “Company”), WESTAR ENERGY, INC., a Kansas corporation (“Parent”) and WESTAR INDUSTRIES, INC., a Delaware corporation and wholly owned subsidiary of Parent (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Shareholder have previously entered into that certain Shareholder Agreement, dated as of January 9, 2003 (the “Agreement”); and

WHEREAS, the Company, Parent and Shareholder desire to amend the Agreement pursuant to Section 7.5 thereof upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

2.	Section 4.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  Transfers of Subject Securities to the public in a bona fide underwritten offering pursuant to the Registration Rights Agreement; provided, however, that Parent, the Shareholder and the representative or representatives of the underwriters previously agree in writing with the Company that all reasonable efforts will be made to achieve a wide distribution of the Subject Securities in such offering and to ensure that no Transferee in such offering acquires for its own account Beneficial Ownership of Securities representing upon Transfer 5.0% or more of the then outstanding Common Stock (assuming the conversion of all shares of Series D Preferred Stock to be Transferred into shares of Common Stock).”

3.	Other Provisions. Except as expressly amended and modified hereby, all other provisions of the Agreement shall remain in full force and effect. If any term or provision of this Amendment shall be inconsistent with any term or provision in the Agreement, the term or provision set forth herein shall control in all respects.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which may be executed by less than all the parties, each of which shall be deemed to be an original copy of this Amendment and all of which, when taken together, shall be or deemed to constitute one and the same instrument

5.	APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Company, Parent and the Shareholder have duly executed this Amendment as of the first date written above.

ONEOK, INC.

By:	/s/ DAVID L. KYLE
Name:	David L. Kyle
Title:	Chairman, President and Chief Executive Officer

WESTAR ENERGY, INC.

By:	/s/ James S. Haines Jr.
Name:	James S. Haines Jr.
Title:	President and Chief Executive Officer

WESTAR INDUSTRIES, INC.

By:	/s/ James S. Haines Jr.
Name:	James S. Haines Jr.
Title:	President

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